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                                  EXHIBIT 99.1

                              DISTRIBUTION REPORT
                                      FOR
                    PUBLIC STEERS(R) SERIES 1998 H-Z3 TRUST

                               DISTRIBUTION DATE
                                 AUGUST 1, 1998

                             CUSIP NUMBER 744593AF1

(i) the amounts received by the Trustee as of the last such statement in respect of principal, interest and premium on the Harcourt General, Inc. 7.30% Debentures due August 1, 2097 (the "Underlying Securities"):

                    Interest:                     $985,500.00
                    Principal:                           0.00
                    Premium:                             0.00

(ii) the amounts of compensation received by the Trustee, for the period relating to such Distribution Date:

                    Paid by the Trust:                  $0.00
                    Paid by the Depositor:          $1,000.00

(iii) the amount of distribution on such Distribution Date to Holders allocable to principal of and premium, if any, and interest on the Certificates of each such Class and the amount of aggregate unpaid interest accrued as of such Distribution Date:

               Class A:
                    Interest:                     $740,302.85
                    Principal:                    $245,000.00
                    Unpaid Interest Accrued:            $0.00

(iv) the aggregate stated principal amount and, if applicable, notional amount of the Underlying Securities related to such Series, the current interest rate or rates thereon at the close of business on such Distribution Date, and the current rating assigned to the Certificates.

                    Principal Amount:             $27,000,000
                    Interest Rate:                7.30%
                    Rating:
                         Moody's Investor Service                Baa1
                         Standard & Poor's Rating Service        BBB+

(v) the aggregate Certificate Principal Balance (or Notional Amount, if applicable) of each Class of such Series at the close of business on such Distribution Date.
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                         Class A:
                         Initial Principal Balance:         $21,427,000
                         Reduction:                           ($245,000)
                                                            -----------
                         Principal Balance 8/1/98:          $21,182,000